UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2022

MALACHITE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Park Avenue, Suite 400
Cleveland, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 304-6556

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	MLCT	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 26, 2022, Malachite Innovations, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with HTGT Enterprises LLC (“HTGT”) providing for the issuance and sale by the Company to HTGT of (i) 1,666,667 shares of the Company’s common stock (the “Shares”) at a price of $0.15 per share and (ii) a warrant to purchase up to an additional 1,666,667 shares of the Company’s common stock (the “Warrant”, and the shares issuable upon exercise of the Warrant, the “Warrant Shares”) at a price of $0.60 per share. After deducting for fees and expenses, the aggregate net proceeds from the sale of the Shares and the Warrant are approximately $248,000.

The Warrant, which is immediately exercisable and expires on August 26, 2027, sets forth, among other things, certain adjustment features of the terms of exercise and provisions relating to the cashless exercise of the Warrant. If HTGT exercises the Warrant within five years, the Company would receive additional aggregate net proceeds of approximately $1,000,000.

The Securities Purchase Agreement contains the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type, including that the Company will make reasonable efforts to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), to register the Shares and the Warrant Shares within a reasonable time following the closing. The transactions represented by the Securities Purchase Agreement closed on August 26, 2022.

The issuance of the Shares and the Warrant was made in a private placement transaction, pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws, as a sale to an “accredited investor” as defined in Rule 501(a) of the Securities Act.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02 in its entirety.

Pursuant to the Securities Purchase Agreement, the Company issued 1,666,667 shares of the Company’s common stock to HTGT on August 26, 2022. The sale of the Shares was exempt from the registration requirements of the Securities Act as a transaction by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of HTGT in the Securities Purchase Agreement, including, but not limited to, that it is an “accredited investor” within the meaning of Rule 501 of Regulation D and had access to full and complete information about the Company and its investment in the Shares.

Portions of this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different due to a number of factors. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about significant risks that may impact the Company is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov. The Company is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated August 26, 2022, between the Company and HTGT Enterprises, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALACHITE INNOVATIONS, INC.

Dated: August 29, 2022	By:	/s/ Michael Cavanaugh
	Name:	Michael Cavanaugh
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement dated August 26, 2022, between the Company and HTGT Enterprises, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)